EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kay L. Toolson, CEO of Monaco Coach Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Monaco Coach Corporation on Form 10-Q for the quarterly period ended September 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Quarterly Report of Monaco Coach Corporation on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Monaco Coach Corporation.

By:	/s/ Kay L. Toolson
Kay L. Toolson
Chief Executive Officer

I, P. Martin Daley, CFO of Monaco Coach Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Monaco Coach Corporation on Form 10-Q for the quarterly period ended September 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Quarterly Report of Monaco Coach Corporation on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Monaco Coach Corporation.

By:	/s/ P. Martin Daley
P. Martin Daley
Chief Financial Officer

A signed original of these written statements required by Section 906 has been provided to Monaco Coach Corporation and will be retained by Monaco Coach Corporation and furnished to the Securities and Exchange Commission or its staff upon request.